Exhibit 99.6

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 20, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
WELBILT, INC.
2227 WELBILT BLVD. During The Meeting - Go to www.virtualshareholdermeeting.com/WBT2021SM
NEW PORT RICHEY, FL 34655 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 20, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D56514-S26221 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
WELBILT, INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain

1.	Merger Proposal - To vote on the Agreement and Plan of Merger, dated as of April 20, 2021, by and among The Middleby Corporation, Middleby ! ! !

Marshall Inc., Mosaic Merger Sub, Inc. and Welbilt (the “Merger Proposal”).

2.

Advisory Compensation Proposal - To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become ! ! ! payable to Welbilt’s named executive officers that is based on or otherwise relates to the merger.

3.

Adjournment Proposal - To vote on a proposal to approve the adjournment of the special meeting to solicit additional proxies if a quorum is not present ! ! ! or there are not sufficient votes cast at the special meeting to approve the Merger Proposal.

NOTE: Such other business as may properly come before the special meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Special Meeting of Stockholders WELBILT, INC.
July 21, 2021 1:00 PM Eastern Time www.virtualshareholdermeeting.com/WBT2021SM
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.
D56515-S26221
WELBILT, INC.
Special Meeting of Stockholders July 21, 2021 1:00 PM, E.T.
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) William C. Johnson and Joel H. Horn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WELBILT, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/WBT2021SM at 1:00 PM, E.T. on July 21, 2021, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side